UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

0-4117-1	Interstate Power and Light Company (an Iowa corporation) Alliant Energy Tower Cedar Rapids, Iowa 52401 Telephone (319) 786-4411	42-0331370

0-337	Wisconsin Power and Light Company (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-0714890

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

ITEM 5.02(b)

On January 20, 2012, William D. Harvey notified the Board of Directors that he will retire as a Director, Chairman of the Board and Chief Executive Officer of Alliant Energy Corporation (the “Company”), Interstate Power and Light Company (“IPL”), and Wisconsin Power and Light Company (“WPL,” and together with the Company and IPL, the “Companies”), as well as the chair of the Capital Approval Committee and Executive Committee of the Board of Directors of the Companies, in each case effective as of March 31, 2012.

ITEM 5.02(c)

On January 20, 2012, the Board of Directors of the Companies appointed Patricia L. Kampling as President and Chief Executive Officer of the Company, and Chief Executive Officer of IPL and WPL, effective as of April 1, 2012. Kampling, 52, joined the Companies in 2005 and is currently the President and Chief Operating Officer of the Company and Chief Operating Officer of IPL and WPL. She served as Chief Financial Officer of the Companies from January 2009 to February 2011, as Treasurer from January 2007 to January 2009 and as Vice President of Finance from July 2005 to January 2007. Prior to joining the Companies, Kampling spent over 20 years serving in various finance, regulatory and engineering positions at ComEd and other subsidiaries of Exelon Corporation. Kampling has a B.S. in Engineering and a B.A. in Economics from Swarthmore College, and a MBA from the University of Chicago. Kampling is a member of the Boards of Directors of American Transmission Company and Briggs & Stratton Corporation and is a registered Professional Engineer. Ms. Kampling’s appointment as Chief Executive Officer was part of the Companies’ succession plan.

As a result of Ms. Kampling becoming Chief Executive Officer, effective as of April 1, 2012 her base salary will increase to $740,000, her target percentage under the Company’s 2012 Management Incentive Award Plan (the “MICP”) will increase to 105% of base salary, and her long-term incentive target percentage for awards made in 2012 will increase to 265% of her base salary. The performance goals for the MICP will be set, and the long-term awards will be granted, pursuant to the terms of the Alliant Energy Corporation 2010 Omnibus Incentive Plan by the Company’s Compensation and Personnel Committee in February 2012. No other changes were made to Ms. Kampling’s compensation arrangements, and the Companies and Ms. Kampling did not enter into an employment agreement.

ITEM 5.02(d)

Also on January 20, 2012, Ms. Kampling was appointed as a new member of the Board of Directors of each of the Companies effective as of January 20, 2012. The Board of Directors elected her Chairperson of the Board of Directors of each of the Companies, as well as the chairperson of the Capital Approval Committee and Executive Committee of the Board of Directors of the Companies, in each case effective as of April 1, 2012. Ms. Kampling will stand for election at the Company’s 2012 Annual Meeting of Shareowners as a nominee for director to serve until the Company’s 2014 Annual Meeting of Shareowners. She will not receive any additional compensation in her capacity as director. There is no arrangement or understanding between Ms. Kampling and any other person pursuant to which she was selected to become a member of the Board of Directors. Other than pursuant to the compensation arrangements discussed above, there are no transactions between the Company and Ms. Kampling that are reportable under Item 404(a) of Regulation S-K and there are no new plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Ms. Kampling in connection with her election to the Board of Directors, nor are there any grants or awards made to Ms. Kampling in connection therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: January 20, 2012	By:	/s/ James H. Gallegos
James H. Gallegos
Vice President and General Counsel

INTERSTATE POWER AND LIGHT COMPANY

Date: January 20, 2012	By:	/s/ James H. Gallegos
James H. Gallegos
Vice President and General Counsel

WISCONSIN POWER AND LIGHT COMPANY

Date: January 20, 2012	By:	/s/ James H. Gallegos
James H. Gallegos
Vice President and General Counsel

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